WILMINGTON TRUST CORPORATION

                        1996 EMPLOYEE STOCK PURCHASE PLAN

                              MAY 31, 1999 AND 1998









                                  EXHIBIT 99.2

AUDITED FINANCIAL STATEMENTS

WILMINGTON TRUST CORPORATION
1996 EMPLOYEE STOCK PURCHASE PLAN


MAY 31, 1999 and 1998


FINANCIAL STATEMENTS
--------------------                                                    PAGE
                                                                      --------
Report of Independent Auditors  . . . . . . . . . . . . . . .. . . .      1

Statements of Financial Condition  . . . . . . . . . . . . .  . . .       2

Statements of Changes In Participants' Equity  . . . . . . .  . . .       3

Notes to Financial Statements . . . . . . . . . . . . . . . .. . . .      4








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                        Report of Independent Auditors


Wilmington Trust Corporation Benefits Committee

We have audited the accompanying statements of financial condition of the Wilmington Trust Corporation 1996 Employee Stock Purchase Plan (the Plan) as of May 31, 1999 and 1998, and the related statements of changes in participants' equity for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Plan at May 31, 1999 and 1998, and the changes in participants' equity for the years then ended in conformity with generally accepted accounting principles.



                                          /s/ Ernst & Young LLP



July 12, 1999
Philadelphia, Pennsylvania


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

STATEMENTS OF FINANCIAL CONDITION

WILMINGTON TRUST CORPORATION
1996 EMPLOYEE STOCK PURCHASE PLAN



                                                                May 31
                                                                 1999                      1998
                                                              ----------                 --------

ASSETS


  Investment -- interest-bearing deposits held at
   Wilmington Trust Company                                 $   2,746,020             $   2,790,674
                                                              ===========                ==========

LIABILITIES AND PARTICIPANTS' EQUITY

  Taxes withheld for participants                           $         876             $       1,080
  Participants' equity                                          2,745,144                 2,789,594
                                                              -----------                ----------



   Total Liabilities and Participants' Equity               $   2,746,020             $   2,790,674

                                                               ==========                ==========



See notes to financial statements.


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

STATEMENTS OF CHANGES IN PARTICIPANTS' EQUITY

WILMINGTON TRUST CORPORATION
1996 EMPLOYEE STOCK PURCHASE PLAN



                                                  Years Ended May 31
                                           1999                      1998
ADDITIONS                                ----------                ----------

Investment income -- interest          $     23,675              $     31,909
Contribution refund                          81,423                        --
Contributions from participants           2,640,922                 2,758,765
                                        -----------               -----------
                                          2,746,020                 2,790,674
                                        -----------               -----------

DEDUCTIONS

Distributions to participants:
     Wilmington Trust Corporation
         Common Stock                     2,758,765                 2,367,027
     Cash                                    31,909                    37,126
                                        -----------               -----------
                                          2,790,674                 2,404,153
                                        -----------               -----------

NET (DEDUCTIONS)/ADDITIONS                  (44,654)                  386,521

PARTICIPANTS' EQUITY AT
     BEGINNING OF YEAR                    2,790,674                 2,404,153
                                        -----------               -----------
PARTICIPANTS' EQUITY AT
     END OF YEAR                       $  2,746,020              $  2,790,674
                                        ===========               ===========

See notes to financial statements.


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

NOTES TO FINANCIAL STATEMENTS

WILMINGTON TRUST CORPORATION
1996 EMPLOYEE STOCK PURCHASE PLAN


NOTE A -- SIGNIFICANT ACCOUNTING POLICIES

Investments consist of interest-bearing savings accounts carried at cost, which approximates market.

The administrative costs of the 1996 Employee Stock Purchase Plan (the "Plan") of Wilmington Trust Corporation (the "Corporation") are paid by the Corporation. The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.


NOTE B -- DESCRIPTION OF PLAN

The Board of Directors of the Corporation approved the Plan on February 15, 1996. The Corporation's stockholders approved the Plan on April 18, 1996 to commence on June 1, 1996. The Plan provides for the purchase of up to 500,000 shares of the Corporation's common stock by eligible employees through offerings of twelve-months' duration each. For any offering period, each eligible employee may elect to have up to the lesser of 10% of his or her annual base salary or $21,250 deducted from his or her pay (for Plan years beginning June 1, 1998 and thereafter, the minimum contribution is $10 per pay period) and accumulated with interest until the end of the offering period.

At the end of each offering period, the balance in each participant's payroll deduction account is applied to the purchase of the largest number of full shares of the Corporation's common stock possible without exceeding the maximum number of shares the participant elected. The price at which the shares are deemed to have been purchased is equal to 85% of the lesser of the last sale price of the Corporation's common stock on the New York Stock Exchange (the Corporation's common stock being newly listed on the NYSE in 1999) at the beginning or end of the offering period. Any unused balance in a participant's account at the end of an offering period is refunded, with interest. Shares to be purchased under the Plan are authorized shares of the Corporation.

Shares to be delivered to an employee will be registered in the employee's name.

The Corporation issued 52,829 shares of its common stock at $49.99 for the offering period ended May 31, 1999 and 72,325 shares of its common stock at $38.144 for the offering period ended May 31, 1998.

The Plan had 1,420 participants at May 31, 1999 and 1,534 participants at May 31, 1998.

The Board of Directors has the authority to terminate or amend the Plan; however, the Plan will terminate automatically on April 18, 2000.

NOTES TO FINANCIAL STATEMENTS

WILMINGTON TRUST CORPORATION
1996 EMPLOYEE STOCK PURCHASE PLAN


NOTE C -- INCOME TAX STATUS

It is the intention of the Corporation to have the Plan qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan accordingly are construed so as to extend and limit participation in a manner consistent with the requirements of Section 423 of the Code. At the time of issuance to the individual, the difference between the purchase price and the fair market value of the stock purchased under the Plan is not includable in the participant's gross income for federal income tax purposes.


NOTE D -- YEAR 2000 (UNAUDITED)

The Plan is reliant on Wilmington Trust Company and third parties for data processing. Wilmington Trust established a Year 2000 Program Management Office to manage its Year 2000 project on an enterprise-wide basis. It worked with an international consulting firm to assist in implementing its enterprise-wide Program Management Office and strategies to help assure business area readiness, vendor readiness, external communications and contingency planning. Wilmington Trust uses a project approach the FDIC has endorsed to help assure continuity and efficiency in its Year 2000 efforts. This approach uses the following five steps: awareness, assessment, renovation, testing and implementation. Wilmington Trust conducts project reviews of its Year 2000 efforts with a management steering team and quarterly meetings with its senior management and Board of Directors. It has completed assessment, renovation and testing of all of its core hardware and software systems.

For third-party software applications, Wilmington Trust has corresponded with the software providers through several mailings. It is reviewing the systems renovation, testing, implementation and contingency plans of those vendors. It monitors the status of those vendors and has developed contingency plans where the potential for vendors to impact the delivery of services is high. In addition, Wilmington Trust is monitoring the status of regulatory reviews of major service providers. Where feasible, it has tested critical vendor-supplied products.

Wilmington Trust has assessed the potential impact of Year 2000 failures on core business functions, and has developed contingency plans where that impact presents a high risk. Business experts and management in each area have validated these plans to ensure their appropriateness. Wilmington Trust has incorporated enhancements made through this process into finalized contingency plans.


                                       -5-
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The Plan believes it is addressing all key  components  necessary to resolve the
Year 2000 issue. Nevertheless, it is not possible to determine with complete certainty that all Year 2000 issues affecting the Plan or its vendors are identified and corrected, or the duration, severity or financial consequences of any failure.





































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